EXHIBIT 3.2
AMENDED AND RESTATED BY-LAWS
OF
ULTA SALON, COSMETICS & FRAGRANCE, INC.

ADOPTED ON
July 18, 2007

ARTICLE I.
OFFICES
     1. Registered Office. The registered office of Ulta Salon, Cosmetics & Fragrance, Inc. (the “Corporation”) in the State of Delaware shall be located at 32 Loockerman Square, Suite L-100, Dover, Delaware, County of Kent. The name of the Corporation’s registered agent at such address shall be The Prentice-Hall Corporation Systems, Inc. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors (the “Board”).
     2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.
ARTICLE II.
MEETINGS OF STOCKHOLDERS
     1. Annual Meetings. An annual meeting of the stockholders shall be held each year as and to the extent required under applicable law for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting shall be determined by the Board.
     2. Special Meetings. Special meetings of stockholders may be called for any purpose or purposes and may be held at such time and place as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by a majority of the entire Board, the Chairman of the Board or the President of the Corporation. The only matters that may be considered at any special meeting of the stockholders are the matters specified in the notice of the meeting.
     3. Place of Meetings. The Board may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. If no designation is made, the place of meeting shall be the principal executive office of the Corporation.
     4. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less then 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally, by mail, or, except as otherwise provided by law, by a form of electronic transmission (consented to by the stockholder to whom the notice is being given), by or at the direction of the Board, the President or the Secretary. Any stockholder consent to electronic transmission shall be revocable by the stockholder by written notice to the corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. Notice given by a form of electronic transmission shall be deemed given (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice, (ii) if by electronic mail, when directed to receive notice, (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice, and (iv) if by any other form of electronic transmission, when directed to the stockholder.
     5. Stockholders List. The officer having charge of the stock ledger of the Corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of the stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before the date of the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
     6. Quorum. The holders of a majority of the outstanding shares of capital stock, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a specified item of business requires a vote by class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business.
     7. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
     8. Vote Required. Unless otherwise required by law, the Certificate of Incorporation, these By-Laws or the rules or regulations of any stock exchanges applicable to the

Corporation or its securities, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock which are present in person or by proxy and entitled to vote thereat. Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.
     9. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware (“DGCL”) or by the Certificate of Incorporation of the Corporation or any amendments thereto, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder. The Board may by resolution establish a method for stockholders to cast their votes by a secure electronic method.
     10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period.
     11. Business Brought Before a Meeting. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given “Timely Notice” (as hereinafter defined) thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be received not earlier than the close of business on the one hundred twentieth (120) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90) day prior to such annual meeting or the tenth (10) day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made, whichever first occurs (such notice within such time periods, “Timely Notice”). A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 11 of Article II. The presiding officer of an annual meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting and in accordance with the provisions of this Section 11 of Article II; and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

ARTICLE III.
DIRECTORS
     1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board.
     2. Nomination of Directors. Nominations of persons for election to the Board at the annual meeting may be made at such meeting by or at the direction of the Board, by any committee or persons appointed by the Board or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article III, Section 2. Such nominations by any stockholder shall be made pursuant to Timely Notice in writing to the Secretary of the Corporation. Such stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (D) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended; and (ii) as to the stockholder giving the notice (A) the name and record address of the stockholder and (B) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
     3. Number, Election and Term of Office. The number of directors which shall constitute the whole Board shall be not less than three (3). The exact number of directors shall be determined from time to time by resolution of the Board pursuant to the Certificate of Incorporation. The directors need not be stockholders. Except as otherwise provided in Section 3 of this Article III, directors shall be elected at the annual meeting of the stockholders and each director elected shall hold office until such director’s successor is elected and qualified or until the earlier of such director’s resignation or removal. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation as provided in Article VIII, Section 4 of these Bylaws. When one or more directors so resigns, vacancies shall be filled as provided in Section 4 of this Article III. Unless otherwise restricted by or provided in the DGCL or the Certificate of Incorporation, any director or the entire Board may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of 66 2/3% of voting power of the shares of stock of the Corporation then entitled to vote at an election of directors.

     4. Vacancies. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, vacancies on the Board by reason of death, resignation, retirement, disqualification, removal from office or otherwise, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next annual election of directors and until such director’s successor is duly elected and qualified, or until such director’s earlier resignation or removal..
     5. Annual Meetings. The annual meeting of each newly elected Board shall be held without other notice than this by-law after, and at the same place as, the annual meeting of stockholders.
     6. Other Meetings and Notices. Regular meetings, other than the annual meeting, of the Board may be held without notice at such time, once every fiscal quarter, and at such place as shall from time to time be determined by resolution of the board. Special meetings of the Board may be called by or at the request of the Chairman of the Board, Chief Executive Officer, the President or two directors on at least 24 hours notice to each director, either personally, by telephone, by mail, by telegraph or by electronic transmission.
     7. Quorum, Required Vote and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     8. Committees. The Board may designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Notwithstanding the foregoing, the composition and duties of any committee shall comply with the rules and regulations of any stock exchange or quotation system applicable to the Corporation or any regulation or law applicable to the Corporation or its securities. The delegation of any decision to a committee of the Board, and the votes required for the making of such decision by such committee, shall have the same approval requirements as the taking of such action by the Board. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board, any committee charter or in these By-Laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.
     9. Committee Rules. Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board designating such committee. In the event that a member and that member’s alternate, if alternates are designated by the Board as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.
     10. Minutes of Committee Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.
     11. Meetings and Action of Committees. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to the applicable sections of Article III of these By-Laws.
     12. Communications Equipment. Members of the Board or any committee thereof may participate in and act at any meeting of such Board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.
     13. Waiver of Notice and Presumption of Assent. Any member of the Board or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.
     14. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of committee.
ARTICLE IV.
OFFICERS
     1. Number. The officers of the Corporation shall be elected by the Board and shall consist of a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, one or more Vice-Presidents, a Secretary, a Treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the Board. Any number of offices may be held by the same person. In its discretion, the Board may choose not to fill any office for any period as it may deem advisable, except that the offices of Chief Executive Officer, President and Secretary shall be filled as expeditiously as possible.
     2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board at its first meeting held after each annually meeting of stockholders or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board. The Chairman of the Board, the Chief Executive Officer and the Chief Operating Officer, acting unanimously (and in consultation with the Compensation Committee) may make interim appointments of officers between meetings of the Board, but such appointment shall only be effective until the next Board meeting. Each officer elected by the Board shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.
     3. Removal. Any officer or agent elected by the Board may be removed by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
     4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term by the Board then in office.
     5. Compensation. Compensation of all officers shall be fixed by the Board, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.
     6. Chairman of the Board. The Chairman of the Board shall have the powers and perform the duties as may be prescribed by the Board or provided in these By-Laws. Whenever the Chief Executive Officer or the President is unable to serve, by reason of sickness, absence or otherwise, the Chairman of the Board shall perform all the duties and functions and exercise all the powers of the respective office.
     7. Chief Executive Officer. The Chief Executive Officer of the Corporation shall be in general and active charge of the entire business and all of the affairs of the Corporation, shall be its chief policy-making officer and shall be responsible for implementing all decisions of the Board. Subject to the further direction from time to time from the Board, the Chief Executive Officer shall have the authority to execute any and all documentation on behalf of the Corporation and shall have all of the powers and perform all the duties incident to the position as well as such other duties as may be prescribed by the Board or as may be prescribed in these By-Laws.
     8. President. The President shall be the Chief Executive Officer if that position is not filled by another individual and shall have the powers and perform the duties incident to that particular position; if the Chief Executive Officer position has been filled by another individual, the President shall assist the Chief Executive Officer in the performance of the duties of Chief Executive Officer and shall, at the request of the Chief Executive Officer, represent such Chief Executive Officer at public or private functions and ceremonies and perform such other functions as may be reasonably requested by the Chief Executive Officer. The President shall serve as the direct supervisor for various operating departments of the Corporation as determined from time to time by the Chairman of the Board, the Chief Executive Officer or the Board. Subject to the further direction from time to time of the Board, the President shall have the authority to execute any and all documentation on behalf of the Corporation and shall have all of the powers and perform all the duties incident to the position as well as such other duties as may be prescribed by the Board or as may be prescribed in these By-Laws.
     9. Chief Operating Officer. The Chief Operating Officer of the Corporation shall also be a Vice-President of the Corporation and shall subject to specific direction by the direction of the Chairman of the Board, the Chief Executive Officer and the Board, be in general and active charge of the business operations of the Corporation. The Chief Operating Officer shall consult and coordinate regularly with the Chief Executive Officer and the President and shall serve as the direct supervisor for various operating departments of the Corporation as determined from time to time by the Chairman of the Board, the Chief Executive Officer, the President or the Board. Subject to the further direction from time to time from the Board, the Chief Operating Officer shall have the authority to execute any and all documentation on behalf of the Corporation and shall have all of the powers and perform all the duties incident to the position as well as such other duties as may be prescribed by the Board or as may be prescribed in these By-Laws.
     10. Chief Financial Officer. The Chief Financial Officer of the Corporation shall responsible for the financial operations of the Corporation, including the maintenance of financial records, the preparation and reporting of financial results and related tax returns, the co-ordination of the reporting practices of the Corporation with outside auditors, the negotiation of credit arrangements with the Corporations’ lenders and investors and related budgeting, tax-planning and forecasting functions. Subject to the further direction from time to time from the Board, the Chief Financial Officer shall have the authority to execute documentation on behalf of the Corporation and shall have such other powers and perform such other duties incident to the position as well as such other duties as may be prescribed by the Board or as may be prescribed in these By-Laws.
     11. Vice-Presidents. The Vice-President, or if there shall be more than one, the Vice-Presidents in the order and with the responsibilities and status determined by the Board, shall, be responsible for specific departments or functions of the Corporation and in the event of the death, or disability of the senior executive officers described in Sections 6, 7, 8, 9 and 10 of this Article IV (“Senior Executive Officers”) act with all of the powers and be subject to all the restrictions of such Senior Executive Officers. Vice-Presidents may be designated (in order of seniority) as Executive Vice-President, Senior Vice-President or Vice-President, with such addition or additions to the title (e.g. Vice-President – Finance) as may be deemed appropriate to indicate the area of responsibility within the Corporation. Subject to the further direction from time to time of the Board, each Vice-President shall have the authority to execute any and all documentation on behalf of the Corporation relating to the area of their responsibility and shall have all of the powers and perform all the duties incident to the position as well as such other duties as may be prescribed by the Board or as may be prescribed in these By-Laws.

     12. The Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. The Secretary: shall give, or cause to be given, all notices required to be given by these By-Laws or by law and shall have such powers and perform such duties as the Board or these By-Laws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, the assistant secretaries in the order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may, from time to time, prescribe.
     13. The Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Board; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Chief Financial Officer and the Board, at its regular meeting or when the Board so requires, an account of the Corporation; shall have such powers and perform such duties as the Board or these By-Laws may, from time to time, prescribe. If required by the Board, the Treasurer shall give the Corporation a bond (which shall be rendered every 6 years) in such sums and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the Treasurer belonging to the Corporation. The assistant Treasurer, or if there shall be more than one, the assistant Treasurers in the order determined by the Board, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. The assistant Treasurers shall perform such other duties and have such other powers as the Board may, from time to time, prescribe.
     14. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these By-Laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board.
     15. Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board may be resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V.
INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS
     1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or manager of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in this Article V, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of the Corporation.
     2. Prepayment of Expense. The Corporation shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article V or otherwise.
     3. Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article V is not paid in full within thirty days (30) after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such suit. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification and/or advancement of expenses under applicable.
     4. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article V shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any law, the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.
     5. Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee, agent or manager of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, limited liability company, joint venture, trust, enterprise or non-profit enterprise.

     6. Amendment, Modification or Repeal. Any amendment, modification or repeal of the foregoing provisions of this Article V shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.
     7. Other Indemnification and Prepayment of Expenses. This Article V shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.
ARTICLE VI.
CERTIFICATES OF STOCK
     1. Certificates. The shares of the stock of the Corporation shall be represented by certificates, provided that the Board may provide by resolution that some or all shares of any or all series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of shares of stock of the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by (i) the chairperson or vice chairperson of the Board, or the president or a vice president, and (ii) the Secretary or an Assistant Secretary, or the treasurer or an assistant treasurer of the Corporation, certifying the number of shares represented by the certificate owned by such stockholder in the Corporation.
     2. Signatures on Certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
     3. Lost, Stolen or Destroyed Stock Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
     4. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders (a) entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, (b) to receive payment of any dividend or other distribution or allotment of any rights, (c) to exercise any rights in respect of any change, conversion or exchange of stock or (d) for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and (ii) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
     5. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the DGCL.
ARTICLE VII.
GENERAL PROVISIONS
     1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.
     2. Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board or a duly authorized committee thereof.
     3. Contracts. The Board may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the company, and such authority may be general or confined to specific instances.
     4. Loans. No loans shall be made or contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by resolution or other specific approval of the Board. Such authority may be general or confined to specific instances.
     5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.
     6. Corporate Seal. The Board may provide a corporate seal which, if provided, shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
     7. Voting Securities Owned By Corporation. Voting securities in any other corporation held by the Corporation shall be voted by the President, unless the Board specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.
     8. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.
     9. Section Headings. Section headings in these By-Laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
     10. Inconsistent Provisions. In the event that any provision of these By-Laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these By-Laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
ARTICLE VIII.
AMENDMENTS
          These By-Laws may be amended, altered, or repealed and new by-laws adopted at any meeting of the Board by a majority vote. Notwithstanding the foregoing or any other provisions of these By-Laws or the Certificate of Incorporation of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified or permitted by law, these By-Laws or the Certificate of Incorporation of the Corporation), any proposal to amend or repeal, or to adopt any provision of these By-Laws inconsistent with Sections 2 and 11 of Article II, Sections 2 and 3 of Article III and Article VIII of these By-Laws shall require the affirmative vote of the holders of not less than 66 2/3% of the votes entitled to be cast by the holders of all the then outstanding shares of stock then entitled to vote generally in the election of directors, voting together as a single class.